UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

This amendment is being filed by GrowGeneration, Corp. (the “Company”) to correct certain inadvertent typos in the presentation slides included as Exhibit 99.1 in a Current Report on Form 8-K filed by the Company on April 18, 2017 (the “Form 8-K”). The Company’s common stock is listed on the OTCQB Market under the ticker symbol of “GRWG”. References of “GRGW” in the presentation slides included in the Form 8-K are typos, which are hereby corrected. The Company also revised the expansion goals of its subsidiary, GrowGeneration Home Corp., at page 10 of the presentation sides.

Copies of the revised presentation slides are attached hereto as Exhibit 99.1. The information contained herein and the exhibit attached hereto shall be deemed furnished and not filed. The information contained in the presentation slides has been provided for information purposes only and should not be construed as an offer to sell or a solicitation of an offer to purchase any of the Company’s securities.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Presentation Slides, as revised, dated April 18, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
	Name:	Darren Lampert
	Title:	CEO

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